SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2012

SILVER FALCON MINING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53765	26-1266967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2520 MANATEE AVENUE WEST, SUITE 200

BRADENTON, FL 34205

 (Address of principal executive offices) (Zip Code)

(941) 761-7819

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

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Section 8 - Other Events

Item 8.01 - Other Events

Silver Falcon Mining, Inc. (the "Company") issued a press release, dated October 25, 2012, entitled-"SILVER FALCON MINING, INC. (SFMI) RECEIVED FROM MSHA ITS UNDERGROUND OPERATIONAL PERMIT ON SINKER TUNNEL PROJECT"

The press release is in its entirety below:

SILVER FALCON MINING, INC. (SFMI) RECEIVED FROM MSHA ITS UNDERGROUND OPERATIONAL PERMIT ON SINKER TUNNEL PROJECT

Bradenton, Florida,- October 25, 2012- Silver Falcon Mining, Inc. (SFMI.OTCBB) is happy to announce that all administrative requirements to its “SMALL AND REMOTE MINE APPLICATION” to the U.S. Mine Safety and Health Agency (MSHA) for the Sinker Tunnel project have been approved. The Company’s  "escape and evacuation plan,” as well as SFMI’s membership in the area's ”mine rescue organization," will be current for the tunnel opening date, November 1, 2012.

The Company’s MSHA certified underground workforce has been notified of this forthcoming starting date, with work starting immediately on that date.  Once the top wall rock bolting is completed on the remaining distance within the Sinker Tunnel, exploratory drilling will begin in earnest.

Recently, SFMI reported that the U.S. Bureau of Land Management (BLM) approved the Sinker Tunnel project site-plan which covers equipment usages, placement, etc. The security fencing which was necessary, for obvious reasons, has been completed.

During exploratory drilling, the drill intercept cores will be logged and assayed by our geologists, and this information will be put into a 3-D modeling program which helps determine the resource and reserve calculations of ore -bearing material within this portion of SFMI’s claims.  The Company’s third party engineers and geological teams will use this data to prepare the Canadian Instrument NI 43-101 report.  This report with other financial disclosures will be submitted when available for a petition to list SFMI’s common stock on the Toronto Stock Exchange (TSX).

Mill Update

Reclamation of the pregnant tailings stored on site has begun in preparation to reprocess the 30,000 tons through the new floatation circuit. This process is to reduce this tonnage to much higher content of Gold and Silver per ton.

About Silver Falcon Mining, Inc.

SFMI has mineral rights to approximately 1,200 acres on War Eagle Mountain in southern Idaho; its Diamond Creek Mill is situated at the foot of War Eagle Mountain and is serviced by 6.2 miles of paved roads from State Highway 78. It maintains year round access to the Sinker Tunnel which will facilitate underground mining of the rich veins crisscrossing the mountain above it, and SFMI provides the area population with employment and service opportunities.

Silver Falcon Mining, Inc. cautions that statements made in this press release constitute forward looking statements, and makes no guarantees of future performance; actual results or developments may differ materially from projections in the forward-looking statements. Forward-looking statements are based on the estimates and the opinions of management at the time the statements are made.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this amended report to be signed on its behalf by the undersigned, thereunto duly authorized.

SILVER FALCON MINING, INC.
Date: October 31, 2012	/s/ Pierre Quilliam
By: Pierre Quilliam, Chief Executive Officer

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